Exhibit 9

EXECUTION COPY

VOTING AGREEMENT

                   VOTING AGREEMENT (hereinafter called this “Agreement”), dated as of November 15, 2005, among the undersigned stockholders (the “Stockholders”) of LEARNING CARE GROUP, INC., a Michigan corporation (the “Company”), A.B.C. LEARNING CENTRES LIMITED, an Australian corporation (“Parent”), and DISCOVERY MERGER COMPANY, a Michigan corporation and wholly-owned subsidiary of Parent (“Merger Sub”).

RECITALS

                   WHEREAS, concurrently with the execution of this Agreement, the Company, Parent and Merger Sub have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), providing for the merger (the “Merger”) of Merger Sub with and into the Company pursuant to the Merger Agreement, and setting forth certain representations, warranties, covenants and agreements of the parties thereto in connection with the Merger.

                   WHEREAS, upon consummation of the Merger, the Stockholders will be entitled to receive the Per Share Merger Consideration (as defined in the Merger Agreement) for each share of common stock, no par value, of the Company (the “Common Stock”) owned by them.

                   WHEREAS, in order to induce Parent and Merger Sub to enter into the Merger Agreement, the Stockholders wish to agree (i) to vote all of their Shares and New Shares (each as defined below) so as to facilitate consummation of the Merger, (ii) not to transfer or otherwise dispose of any of their Shares or New Shares, and (iii) to deliver to Parent irrevocable proxies to vote their Shares and New Shares.

                   NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                   1. Representations of Stockholders. Each Stockholder represents and warrants to Parent and Merger Sub that (a) such Stockholder lawfully owns beneficially (as such term is defined in the Securities Exchange Act of 1934, as amended (the “1934 Act”)) and of record each of the shares of Common Stock set forth opposite such Stockholder’s name on Exhibit A (such Stockholder’s “Shares”) free and clear of all liens, claims, charges, security interests or other encumbrances and, except for this Agreement, the Merger Agreement and the agreement and options listed on Exhibit A, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which such Stockholder is a party relating to the pledge, disposition or voting of any shares of capital stock of the Company and there are no voting trusts or voting agreements with respect to such Shares, (b) except as a result of the agreement listed in Exhibit A, such Stockholder does not beneficially own any shares of Common

Stock other than such Shares and does not have any options (other than the options listed in Exhibit A), warrants or other rights to acquire any additional shares of capital stock of the Company or any security exercisable for or convertible into shares of capital stock of the Company, (c) such Stockholder has full power and authority to enter into, execute and deliver this Agreement and to perform fully such Stockholder’s obligations hereunder, and (d) this Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of such Stockholder in accordance with its terms.

                   2. Agreement to Vote Shares. Each Stockholder hereby acknowledges receipt of a copy of the Merger Agreement. Each Stockholder agrees to vote all such Stockholder’s Shares and New Shares (as defined in Section 6), and to cause any holder of record of such Shares or New Shares to vote them, both at every meeting of the stockholders of the Company at which such matters are considered and at every adjournment thereof and in any action proposed to be taken by written consent of stockholders of the Company, (a) in favor of adoption and approval of the Merger Agreement and the Merger, (b) against any action or agreement that could reasonably be expected to compete with, impede, interfere with or attempt to discourage the Merger or inhibit the timely consummation of the Merger, (c) against any action or agreement that could reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement or result in any conditions to Parent’s obligations under the Merger Agreement not being satisfied, (d) against any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of the Company or its Merger Subsidiaries, except for the Merger and the Merger Agreement, and (e) in favor of any other matter intended to facilitate the consummation of the transactions contemplated by the Merger Agreement. Each Stockholder agrees to deliver to Parent upon request a proxy substantially in the form attached hereto as Exhibit B, which proxy shall be irrevocable prior to the termination of this Agreement to the fullest extent permitted under Michigan law.

                   3. No Voting Trusts. Each Stockholder agrees that such Stockholder will not, nor will such Stockholder permit any entity under such Stockholder’s control to, deposit any Shares or New Shares in a voting trust or subject any Shares or New Shares to any arrangement with respect to the voting of Shares or New Shares other than agreements entered into with Parent or Merger Sub.

                   4. No Proxy Solicitations; No Solicitation or Negotiation. Each Stockholder agrees that such Stockholder will not, and will cause its officers, directors, employees, affiliates and representatives not to, (a) solicit proxies or become a “participant” in a “solicitation”(as such terms are defined in Regulation 14A under the 1934 Act) in opposition to or competition with the consummation of the Merger or otherwise encourage or assist any party in taking or planning any action which would compete with, impede, interfere with or attempt to discourage the Merger or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, (b) directly or indirectly encourage, initiate or cooperate in a stockholders’ vote or action by consent of the Company’s stockholders in opposition to or in competition with the consummation of the Merger, (c) become a member of a “group” (as such term is used in Section 13(d) of the 1934 Act) with respect to any voting securities of the Company for the purpose of opposing or competing with the consummation of the Merger, (d) initiate, solicit or encourage any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal (as defined in the Merger Agreement), or (e) engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide any non-public information or data to any person or entity relating to, any Acquisition Proposal.

                   5. Transfer and Encumbrance. Each Stockholder agrees not to transfer, sell, offer, exchange, pledge or otherwise dispose of or encumber any of such Stockholder's Shares or New Shares.

                   6. Additional Purchases. Each Stockholder agrees that such Stockholder will not purchase or otherwise acquire beneficial ownership of any shares of Common Stock after the execution of this Agreement (“New Shares”), including by means of the exercise of any options, nor will any Stockholder voluntarily acquire the right to vote or share in the voting of any shares of Common Stock other than the Shares, unless such Stockholder agrees to deliver to Parent immediately after such purchase or acquisition an irrevocable proxy substantially in the form attached hereto as Exhibit B with respect to such shares or New Shares, as the case may be. Each Stockholder agrees that any New Shares acquired or purchased by such Stockholder shall be subject to the terms of this Agreement to the same extent as if they constituted Shares.

                   7. No Limitation on Discretion as Director. Nothing in this Agreement shall be deemed to apply to, or to limit in any manner, the discretion of any Stockholder with respect to any action to be taken (or omitted) by the Stockholder in the Stockholder’s fiduciary capacity as a director of the Company including, without limitation, in connection with any action taken in accordance with Section 6.2 or 6.4 or Article VIII of the Merger Agreement; provided that the obligations, covenants and agreements of Stockholder contained in this Agreement are separate and apart from the Stockholder’s fiduciary duties as a director of the Company and no fiduciary obligations that a Stockholder may have as a director of the Company shall countermand the obligations, covenants and agreements of such Stockholder, in his capacity as a stockholder of the Company, contained in this Agreement.

                   8. Specific Performance. Each party acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party’s seeking or obtaining such equitable relief.

                   9. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

                   10. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by facsimile or by overnight courier:

If to Parent or Merger Sub, to:

A.B.C. Learning Centres Limited,
ACN 079 736 664,
20 Metroplex Avenue,
Murarrie QLD, 4172,
Australia
Attention: Ms. Jillian Bannan,
fax: (011) 617-3908-2524

(with a copy to Matthew G. Hurd and John E. Estes,
Sullivan & Cromwell LLP,
125 Broad Street,
New York, New York 10004,
United States of America,
fax: (212) 558-3588),

If to a Stockholder, to:

The address set forth for such Stockholder on Exhibit A

(with a copy to Norman H. Beitner,
Honigman Miller Schwartz and Cohn LLP,
2290 First National Building,
660 Woodward Avenue,
Detroit, Michigan 48226,
United States of America,
fax: (313) 465-7321),

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; upon confirmation of successful transmission, if sent by facsimile (provided that if given by facsimile such notice, request, instruction or other document shall be followed up within one business day by dispatch pursuant to one of the other methods described herein); or on the next business day after deposit with an overnight courier, if sent by an overnight courier.

                   11. Miscellaneous.

                   (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the County of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

                   (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10(b).

                   (c) Effective as of the Effective Time (as defined in the Merger Agreement), each Stockholder hereby releases and forever discharges the Company,

Parent and their respective predecessors, successors, assigns, officers, directors, stockholders, employees and agents, and each of them, from any and all claims, actions, causes of actions, suits, debts, liens, demands, contracts, liabilities, agreements, costs, expenses, or losses of any type, whether known or unknown, fixed or contingent, based on any fact or circumstance arising from such Stockholder’s ownership of securities issued by the Company (including but not limited to any claims relating to actual or alleged breaches of fiduciary or other duties by the Company’s directors, officers and/or stockholders but excluding any claims pursuant to Section 4.2 or 6.10 of the Merger Agreement and excluding any claims for fees payable to such Stockholder pursuant to any employment, consulting or advisory agreement between such Stockholder and the Company), in each case whether based on contract, tort, statute, local ordinance, regulation or any comparable law in any jurisdiction.

                   (d) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

                   (e) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                   (f) This Agreement shall terminate upon the earliest to occur of (i) the Effective Time, (ii) upon the termination of the Merger Agreement pursuant to Article VIII thereof, and (iii) the date specified in a written agreement duly executed and delivered Parent and each of the Stockholders.

                   (g) Each party hereto shall execute and deliver such additional documents as may reasonably be required to rest in Parent the power to carry out the provisions of this Agreement. (h) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

                   (i) The obligations of the Stockholders set forth in this Agreement shall not be effective or binding upon any Stockholder until after such time as the Merger Agreement is executed and delivered by the Company, Parent and Merger Sub, and the parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

                   IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

A.B.C. LEARNING CENTRES LIMITED

By:     /s/ Eddy Groves        /s/ Jillian Bannan
       ———————————————————
           Director                      Company Secretary

DISCOVERY MERGER COMPANY

By:      /s/ James Black
       ———————————————————
            Chairman of the Board

BENJAMIN R. JACOBSON

By: /s/ Benjamin R. Jacobson
       ———————————————————

JP ACQUISITION FUND II, L.P.:

By: /s/ Benjamin R. Jacobson
       ———————————————————

JP ACQUISITION FUND III, L.P.

By: /s/ Benjamin R. Jacobson
       ———————————————————

JACOBSON PARTNERS PROFIT SHARING PLAN

By: /s/ Benjamin R. Jacobson
       ———————————————————

JACOBSON PARTNERS, AS NOMINEE FOR INDIVIDUALS By: /s/ Benjamin R. Jacobson ——————————————————— JACOBSON PARTNERS, AS NOMINEE FOR INDIVIDUALS By: /s/ Benjamin R. Jacobson ———————————————————

(EXHIBIT A)

LIST OF STOCKHOLDERS

NAME	NUMBER OF SHARES	NUMBER OF OPTIONS

Benjamin R. Jacobson	245,572	9,317

JP Acquisition Fund II, L.P.	2,241,700	86,012

JP Acquisition Fund III, L.P.	6,625,241	262,610

Jacobson Partners Profit Sharing Plan	622,656	0

Jacobson Partners, as nominee for individuals	1,116,053	0

Jacobson Partners, as nominee for individuals	39,774	0

Securityholders’ Agreement, dated as of September 23, 2002, among the persons listed in Schedule I thereto.

Address for each Stockholder: c/o Jacobson Partners, 595 Madison Avenue, New York, New York 10022.

(EXHIBIT B)

FORM OF PROXY

                   The undersigned, for consideration received, hereby appoints [insert names of Parent designees] and each of them my proxies, with power of substitution and resubstitution, to vote all shares of common stock, no par value per share, of Learning Care Group, Inc., a Michigan corporation (the “Company”), owned by the undersigned at the [Special] [Annual] Meeting of Stockholders of the Company to be held [insert date, time and place] and at any adjournment thereof FOR approval and adoption of the Agreement and Plan of Merger, dated as of November 15, 2005 (the “Merger Agreement”), by and among the Company, A.B.C. Learning Centres Limited, an Australian corporation (“Parent”), and DISCOVERY MERGER COMPANY, a Michigan corporation (“Merger Sub”), providing for the merger (the “Merger”) of Merger Sub with and into the Company and the Merger, and [insert description of any matter intended to facilitate the consummation of the transactions contemplated by the Merger Agreement], and AGAINST [insert description of any action or agreement that could reasonably be expected to compete with, impede, interfere with or attempt to discourage the Merger or inhibit the timely consummation of the Merger or any action or agreement that could reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement or that could reasonably be expected to result in any conditions to Parent’s obligations under the Merger Agreement not being fulfilled, or any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of the Company or its Merger Subsidiaries. This proxy is coupled with an interest, revokes all prior proxies granted by the undersigned and is irrevocable until such time as the Voting Agreement, dated as of November 15, 2005, among certain stockholders of the Company, including the undersigned, Parent and Merger Sub terminates in accordance with its terms.

Dated ___________________________, 200_ _____________________________________ (Signature of Stockholder) _____________________________________ (Signature of Stockholder)